Exhibit 99.2 Subcutaneous IGF-1R Program Selection December 18, 2023

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: the therapeutic potential and utility, efficacy and clinical benefits of VRDN-003 for Thyroid Eye Disease (TED); the expected exposure levels of VRDN-003; the safety profile of VRDN- 003; the potential dosing frequency for VRDN-003; trial designs, clinical development plans and timing for VRDN-003, including the global pivotal clinical trials of VRDN-003 in active and chronic TED patients; the expected attractiveness of VRDN-003 and convenience for patients; and anticipated work with regulatory authorities. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: the potential efficacy and safety of VRDN-001, VRDN-002, and VRDN-003 for the treatment of TED; the potential for VRDN-006 and VRDN-008; the relationship between the results from the positive data from completed or ongoing clinical trials and the results of ongoing or future clinical trials; the timing, progress and plans for our ongoing or future research, pre-clinical and clinical development programs; trial protocols for ongoing clinical trials; expectations regarding the timing for IND filings; expectations regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates; manufacturing risks; competition from other therapies or products; estimates of market size; other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations; our financial position and its projected cash runway; our future operating results and financial performance; the clinical utility of our therapeutic candidates and our intellectual property position; the timing of pre-clinical and clinical trial activities and reporting results from same, including those risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 13, 2023 and other subsequent disclosure documents filed with the SEC. The forward-looking statements in this presentation represent our views as of the date of this presentation. Neither we, nor our affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2

Subcutaneous VRDN-003 selected and anticipated to advance to pivotal trials in TED in mid-2024 VRDN-003 sets a potential new bar for best-in-class product in TED based on Phase 1 HV study • Extended half-life: VRDN-003 half-life exceeds expectations at 40-50 days – 4-5x increase compared to its parent VRDN-001, significantly longer than first-generation anti-IGFRs including teprotumumab and lonigutamab – VRDN-003 IGF-1 increases at peak match VRDN-001 and demonstrates potential superiority to other disclosed data from IGF-1R antibodies – Showed substantially prolonged durability of elevated IGF-1 levels compared to VRDN-001 • Convenient dosing: Dosing interval as long as Q8W is predicted to achieve clinically meaningful exposures • Best-in-class patient experience expected: Anticipated 2mL low-volume (≥150mg/mL concentration), self-administered injection • Safety profile consistent with best-in-class profile: VRDN-003 was well tolerated with no SAEs or ADAs to date VRDN-003 to leverage VRDN-001 IV experience to enable anticipated rapid and de-risked global pivotal development • Expedited regulatory path potential: Next steps expected to be two pivotal trials in patients with active and chronic TED • Optimized for speed to market: Global pivotal program expected to begin in mid-2024 pending alignment with regulators VRDN-003 poised to enter a multi-billion-dollar TED market with a potentially best-in-class SC profile All data regarding third-party products in this presentation are based on third-party studies and not our own. Conclusions are not based on head-to-head clinical trial results. 3 Source: Viridian clinical data on file. ADAs = antidrug antibodies, HV = healthy volunteers, IGF-1R = insulin-like growth factor-1 receptor, IV = intravenous, Q8W = once every eight weeks, SAEs = serious adverse events, SC = subcutaneous, TED = thyroid eye disease.

VRDN-003 is nearly identical to its parent VRDN-001 and has a 4-5x extended half-life VRDN-001 VRDN-003 VRDN-003 has half-life engineering via clinically validated, 3 amino acid (YTE) modification in Fc region VRDN-001 & VRDN-003 are nearly identical Differ in YTE change in Fc domain to enable extended half-life 4 Source: Viridian data on file.

Thyroid eye disease represents a large market opportunity with potential for growth



Annualized Revenues ($)
~$1.8B1
2023 IGF-1R IV

Opportunities for growth

- Continued penetration into the active US TED market
- Growth into chronic TED market
- Market expansion from subcutaneous
- Ex-US opportunity

Validated MoA

- IGF-1R inhibition has demonstrated **robust clinical efficacy** in TED
- Anti-IGF-1R is the only **approved targeted therapy** in TED

Potential for differentiation

- Teprotumumab has eight-dose IV regimen
- Other mAbs **lack extended half-life**
- Small molecules **risk off-target** effects

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[1] Tepezza sales were $453M in Q3 2023.
IGF-1R = insulin-like growth factor-1 receptor, IV = intravenous, mAbs = monoclonal antibodies, MoA = Mechanism of Action, SC = subcutaneous, TED = thyroid eye disease.

VIRIDIAN

Later-entrant SC therapies have the potential to significantly displace incumbent IV and grow market

IV to SC with same molecule

85% of IV market converted in 2 years[1]

DARZALEX (daratumumab) | DARZALEX Faspro™ (daratumumab and hyaluronidase-fihj)

Target: CD38

- **IV Launch:** Nov 2015 by J&J for multiple myeloma
- **SC Launch:** May 2020 by J&J
- **Post-SC Sales Growth:** 2X annual sales post-SC launch[1]

IV to SC with new SC entrant

30% of new prescriptions converted in 3 years[2]

OCREVUS® ocrelizumab | Kesimpta® (ofatumumab) 20 mg injection

Target: CD20

- **IV Launch:** Mar 2017 by Roche for multiple sclerosis
- **SC Launch:** Aug 2020 by Novartis
- **Post-SC Sales Growth:** 2x combined CD20 sales post-Kesimpta SC launch[3,4]

Significant opportunity for a long-acting and convenient subcutaneous anti-IGF-1R therapy

1. https://www.fiercepharma.com/pharma/jjs-switch-iv-subcutaneous-darzalex-85-complete-us, 2. Novartis 2022 Q4 results, 3. Roche Earnings, 4. Novartis Q3 2023 Earnings;
IGF-1R = insulin-like growth factor-1 receptor, IV = intravenous, SC = subcutaneous, TED = thyroid eye disease.

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VIRIDIAN

Phase 1 clinical trials in healthy volunteers for VRDN-003, VRDN-002, and VRDN-001

VRDN-003 HV (N=34)

COHORT:

1 Low Dose
Single dose of SC 300 mg
VRDN-003 (n=6), placebo (n=2)

2
Single dose of IV 5.0 mg/kg
VRDN-003 (n=4), placebo (n=2)

3 High Dose
Single dose of SC 600 mg
VRDN-003 (n=6), placebo (n=2)

4
Single dose of IV 15.0 mg/kg
VRDN-003 (n=4), placebo (n=2)

5 Multi-Dose
Repeat dose of SC 600 mg/300 mg
VRDN-003 (n=4), placebo (n=2); data pending

VRDN-002 HV (N=16)

COHORT:

1
Single dose of SC 300 mg
VRDN-002 (n=8)

2
Single dose of IV 3.5 mg/kg
VRDN-002 (n=8)

VRDN-001 HV (N=16)

COHORT:

1
Single dose of SC 300 mg
VRDN-001 (n=8)

2
Single dose of IV 3.5 mg/kg
VRDN-001 (n=8)

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Source: Viridian data on file. HV = healthy volunteers, IV = intravenous, SC = subcutaneous.

VIRIDIAN

Phase 1 healthy volunteer study pharmacokinetics and pharmacodynamics VRDN-003 Phase 1 Pharmacokinetics (PK) VRDN-003 Phase 1 Pharmacodynamics (PD) VRDN-001 300 mg VRDN-001 300 mg SC 100 6 VRDN-002 300 mg VRDN-002 300 mg SC VRDN-003 300 mg VRDN-003 300 mg SC VRDN-003 600 mg SC VRDN-003 600 mg Lonigutamab 250 mg Placebo 10 4 No public lonigutamab IGF-1 data available 1 2 0 0.1 0 20 40 60 80 100 0 20 40 60 80 100 Time (Days) Time (Days) VRDN-003 demonstrated superior IGF-1 increases relative to VRDN-003 half-life is 4-5x VRDN-001 VRDN-002 and was sustained relative to VRDN-001 VRDN-003 shows potential best-in-class PK/PD and superior profile compared to all disclosed IGF-1R antibodies All data regarding third-party products in this presentation are based on third-party studies and not our own. Conclusions are not based on head-to-head clinical trial results. 8 Source: 1. Viridian clinical data and modeling on file, 2. Keenan et al. NANOS 2023, 3. Xin et al., Clinical PK, 2021, 4. Pappos et al. Cancer 2014. IGF-1 = insulin-like growth factor 1, SC = subcutaneous. Drug Concentration (μg/mL) Fold Change from Baseline IGF-1

VRDN-003 was well tolerated in healthy volunteers

	VRDN-003 (Cohorts 1-4)			VRDN-002		VRDN-001	
	IV (n=8)	SC (n=12)	Placebo (n=8)	IV (n=8)	SC (n=8)	IV (n=8)	SC (n=8)
Treatment-Related AEs	--	3 (25%)	--	1 (12.5%)	--	3 (37.5%) **	3 (37.5%)
Muscle Spasms	--	--	--	--	--	1 (12.5%)	--
Headaches	--	--	--	1 (12.5%)	--	3 (37.5%)	--
Injection Site Reactions (ISRs) *	--	1 (8%)	--	--	--	--	1 (12.5%)
Hyperglycemia	--	--	--	--	--	--	1 (12.5%)
Thrombocytopenia	--	--	--	--	--	--	1 (12.5%)
Insomnia	--	1 (8%)	--	--	--	--	--
Hepatic Enzyme Increased	--	1 (8%)	--	--	--	--	--
Severe Adverse Events (SAEs)	--	--	--	--	--	--	--
Hearing Impairment *	--	--	--	--	--	--	--
Grade 3/4 Aes	--	--	--	--	--	--	--
Anti-Drug Antibodies (ADAs)	None were detected			None were detected		Low ADAs detected after Day 43 with no neutralizing antibodies	

- No treatment discontinuations
- No hearing AEs
- All treatment-related AEs were grade 1 (mild) or grade 2 (moderate), no SAEs
  - VRDN-003: all grade 1
  - VRDN-002: all grade 1
  - VRDN-001: all grade 1 and grade 2
- Hyperglycemia and ISRs all resolved within the follow up period

* Injection Site Reactions and Hearing Impairment each includes multiple MedDRA terms.
** One participant experienced both muscle spasm and headache and was only counted once in this row of total AEs, for the headache which was at a higher grade of 2; one additional participant experienced a grade 2 headache. AEs = Adverse Events, IV= intravenous, SAEs = serious adverse events, SC = subcutaneous.

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VIRIDIAN

VRDN-001 IV clinical experience informs exposures of VRDN-003 expected to lead to clinical responses VRDN-001 IV Pharmacokinetics 250 200 • 20 mg/kg IV exposure range (C to C ) min avg 150 20 mg/kg IV C min 100 (20 mg/kg IV) • 10 mg/kg IV exposure range (C to C ) min avg 10 mg/kg IV • THRIVE and THRIVE-2 dosing C min 50 (10 mg/kg IV) 3 mg/kg IV • 3 mg/kg IV exposure range (C to C ) min avg C min (3 mg/kg IV) 0 * VRDN-001 IV PK based on 5 doses and 15 weeks. 10 Source: Viridian clinical data and modeling on file. IV = intravenous. Concentration (μg/mL)

VRDN-001 IV clinical experience informs exposures of VRDN-003 expected to lead to clinical responses

VRDN-001 IV Pharmacokinetics


Concentration (µg/mL)
200
150
100
50
0
20 mg/kg IV
10 mg/kg IV
3 mg/kg IV
Cmin (20 mg/kg IV)
Cmin (10 mg/kg IV)
Cmin (3 mg/kg IV)
20 mg/kg IV exposure range (Cmin to Cavg)
10 mg/kg IV exposure range (Cmin to Cavg)
3 mg/kg IV exposure range (Cmin to Cavg)

VRDN-001 IV Phase 2 Clinical Responses in Active TED

	Proptosis: Responder Rate	**CAS*:** Score of 0 or 1	**Diplopia**:** Complete resolution
	% with ≥ 2mm reduction from baseline to week 6	% achieving CAS of 0 or 1 at week 6	% improved to a score of 0 at week 6
	67%	**33%**	**75%**
	83%	**83%**	**75%**
	67%	**67%**	**20%**
All 3 cohorts:	**71%**	**62%**	**54%**
Teprotumumab: (cross-trial comparison)	56%	22%	36%

* VRDN-001 IV PK based on 5 doses and 15 weeks.
All data regarding third-party products in this presentation are based on third-party studies and not our own. Conclusions are not based on head-to-head clinical trial results.
*Clinical Activity Score (CAS) = a composite 0-7 scale scoring signs and symptoms of TED. **Diplopia was present at baseline in 13 out of 21 drug-treated patients; 4 in 10 and 20 mg/kg dose groups and 5 in the 3 mg/kg dose group. Source: Viridian clinical data and modeling on file. VRDN-001 Phase 2 Active TED data as of Dec 2022 data cut. IV = intravenous, TED = thyroid eye disease.

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VIRIDIAN

VRDN-003 demonstrates exposures associated with VRDN-001 IV clinical response

VRDN-003 PK Modeling



250
200
150
100
50
0
Concentration (µg/mL)
0
10
20
003 Q8W 24 wks
003 Q4W 24 wks
003 Q2W 24 wks
C_{min} (20 mg/kg IV)
C_{min} (10 mg/kg IV)
C_{min} (3 mg/kg IV)
Clinically active range of VRDN-001 exposures

Q8W dosing of VRDN-003 is predicted to achieve 3 mg/kg VRDN-001 IV C_{min} and C_{avg}

- Maximizes convenience (least frequent dosing)
- Lowest exposure, potential to maximize safety

Q4W dosing of VRDN-003 is predicted to achieve 10 mg/kg VRDN-001 IV C_{min} and exceeds the 3 mg/kg IV C_{avg} by 2-fold

- Exceptional convenience

Q2W dosing of VRDN-003 is predicted to exceed 20 mg/kg VRDN-001 IV C_{min} and 10 mg/kg VRDN IV C_{avg}

- Convenience of Dupixent-like Q2W dosing

Convenient dosing regimens including Q8W reach concentrations associated with VRDN-001 clinical response

PK modeling used a 2-compartment model, loading dose of 600 mg, and subsequent doses of 300 mg/doses at specified intervals for 24 weeks.
Source: Viridian clinical data and modeling on file. IV = intravenous, PK = pharmacokinetics, Q8W = every eight weeks, Q4W = every four weeks, Q2W = every two weeks.

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VIRIDIAN

VRDN-003: potential pivotal development in TED with an established path to BLA subject to alignment with regulators Two Global Possible Potential VRDN-003 Pivotal Studies Active Arms Endpoints To include at least one of: Primary: Goals: Proptosis Evaluating safety Q8W responder rate • Preserve compelling and efficacy in IGF-1R efficacy from patients with Secondary: Q4W active and VRDN-001 Proptosis mean chronic TED change, CAS, and • Maximize convenience diplopia Q2W • Improve safety Next steps: plan to align with regulators and share pivotal trial design prior to mid-2024 start BLA = Biologics License Application, CAS = Clinical Activity Score, IGF-1R = insulin-like growth factor-1 receptor, Q8W = every eight weeks, Q4W = every four weeks, 13 Q2W = every two weeks, TED = Thyroid Eye Disease.

Viridian pipeline: registrational TED programs and differentiated portfolio of Anti-FcRn therapies DISCOVERY PRECLINICAL PHASE 1 PHASE 2 PHASE 3 Thyroid Eye VRDN-001 Intravenous, five-dose regimen Disease (anti-IGF-1R) Pivotal program planned VRDN-003 Selected Subcutaneous Program to start in mid-2024 Potential best-in-class subcutaneous program FcRn-targeted VRDN-006 FcRn-selective, albumin-sparing Fc fragment autoimmune franchise VRDN-008 Extended half-life anti-FcRn 14 FcRn = Fc receptor inhibitors, IGF-1R = insulin-like growth factor-1 receptor, TED = thyroid eye disease.

Viridian is well funded through key catalysts into 2026

IGF-1R

- **Select VRDN-003** as potential **best-in-class** SC program — **TODAY** ✓
- Plan to initiate **pivotal SC program** for VRDN-003 — **Mid-2024**
- Phase 3 **THRIVE data in active TED** for VRDN-001 IV — **Mid-2024**
- Phase 3 **THRIVE-2 data in chronic TED** for VRDN-001 IV — **YE2024**

Timeline: 2023 (Q4) | 2024 (H1, H2) | 2025 (H1, H2) | 2026 (Q1)

FcRn

- Additional VRDN-006 & VRDN-008 **program disclosures**, including **VRDN-008 NHP data** — **2024**
- **IND submission** for VRDN-006 (Fc fragment) — **YE2024**
- VRDN-006 **HV data** — **2H2025**

Cash Position

- Ended Q3 with $313M in cash and cash equivalents
- Closed $185M PIPE on Nov 1st
- Cash runway into 2026

15

SC = subcutaneous, IV = intravenous, TED = thyroid eye disease, IND = investigational new drug, HV = healthy volunteers.

VIRIDIAN

Appendix: – VRDN-001 IV Phase 2 Clinical Data: Active and Chronic TED – VRDN-001 and VRDN-003 PK Parameters – IGF-1 Pharmacodynamics Following IV Dosing 16 IGF-1 = insulin-like growth factor 1, IV = intravenous, PK = pharmacokinetics, TED = thyroid eye disease.

VRDN-001 IV in active TED provides a range of therapeutic exposures comparing favorably to teprotumumab

		Signs: Improvement in proptosis		Symptoms: Improvement in Clinical Activity Score (CAS) and diplopia score		
	Overall response: Signs + symptoms (Improvement in proptosis & clinical activity score)	**Proptosis: Responder rate** (% with ≥2mm reduction from baseline to week 6)	**Proptosis: Mean change by exophthalmometry** (change from baseline to week 6)	**CAS*: Score of 0 or 1** (% achieving CAS of 0 or 1 at week 6)	**CAS*: Mean change** (change from baseline to week 6)	**Diplopia: Complete resolution**** (% improved to a score of 0 at week 6)
VRDN-001 (Active TED Phase 2 Trial Cohorts: 3, 10 or 20 mg/kg; week 6) n=21	67%	71%	-2.3 mm	62%	-4.1	54%
3 mg/kg / 10 mg/kg / 20 mg/kg n=9 / n=6 / n=6	56% / 83% / 67%	67% / 83% / 67%	-2.7 mm / -2.4 mm / -1.7 mm	67% / 83% / 33%	-4.2 / -4.3 / -3.7	20% / 75% / 75%
Cross-trial comparison **Teprotumumab**[1,2,3] (at 10 mg/kg → 20 mg/kg; week 6)	44%	56%	-1.9 mm	22%	-2.1	36%

All data regarding third-party products in this presentation are based on third-party studies and not our own. Conclusions are not based on head-to-head clinical trial results.
*Clinical Activity Score (CAS) = a composite 0-7 scale scoring signs and symptoms of TED.
**Diplopia was present at baseline in 13 out of 21 drug-treated patients; 4 in 10 and 20 mg/kg dose cohort, 5 in the 3 mg/kg cohort

1. Teprotumumab Phase 3 data: Douglas RS, et al, NEJM 382:4, Jan 2020, Douglas RS, et al, Ophthalmology 129:4, Apr 2022. 2. FDA clinical review of teprotumumab BLA completed Jan 13, 2020. 3. Horizon briefing book for teprotumumab to support BLA, Nov 9, 2019.
Source: Viridian clinical data on file. IV = intravenous, TED = thyroid eye disease.

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VIRIDIAN

VRDN-001 IV was well tolerated in active TED

No serious adverse events (SAEs), no infusion reactions, and no discontinuations in patients treated with VRDN-001

	VRDN-001 3 mg/kg, 10 mg/kg, & 20 mg/kg TED cohorts			
Adverse Reactions:	VRDN-001 3 mg/kg (n=9), n	VRDN-001 10 mg/kg (n=6), n	VRDN-001 20 mg/kg (n=6), n	Placebo (n=5), n
Muscle spasms	2	2	2**	-
Nausea	2	-	-	-
Alopecia	-	-	-	1
Diarrhea	1	2**	1*	-
Fatigue	-	1	-	3
Hyperglycemia	1	-	1*	-
Hearing impairment	1	1	-	-
Dysgeusia	-	-	1	-
Headache	2	1	1	2**
Dry skin	1	-	1	-
Infusion reactions	-	-	-	-

Safety profile generally consistent across 3, 10, and 20 mg/kg cohorts; no SAEs or infusion reactions

* Deemed unrelated to study drug by the masked investigator. ** One patient deemed related and one patient deemed unrelated to study drug by the masked investigators.

Source: Viridian clinical data on file. Data are as of data cut-off of December 19, 2022. Other AE that occurred in more than one patient and deemed related to study drug by masked investigators was acne (n=2). Instances were mild and did not require intervention. Muscle spasms were mild and did not require intervention; hearing impairment (n=2) was "ringing in the ears" which resolved without intervention in both cases. Both patients with hyperglycemia were diabetic at baseline; in 1 case glucose variability was determined by masked PI to be unrelated to drug. IV = intravenous, TED = thyroid eye disease.

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VIRIDIAN

VRDN-001 IV in chronic TED showed robust clinical response at 3 and 10 mg/kg Symptoms Signs Improvement in Clinical Activity Improvement in proptosis Score (CAS) and diplopia score Proptosis: Proptosis: Proptosis: CAS: CAS: Diplopia: Responder rate Mean change by Mean change by Score of 0 or 1** Mean change** Complete exophthalmometry MRI* resolution*** (% with ≥2 mm (% achieving CAS of (baseline to week 6) reduction baseline to 0 or 1 at week 6) (baseline to week 6) (baseline to week 6) (% improved to a Patients CAS>0 at week 6) score of 0 at week 6) Excludes Patients baseline CAS=0 at baseline VRDN-001 (Chronic TED Phase 2 42% -1.6 mm -2.0 mm 40% -2.3 0% Trial Cohorts: 10 and 3 mg/kg; week 6) n=12 10 mg/kg / 3 mg/kg -1.8 -1.5 -1.5 -2.6 50% 33% 50% 33% -2.8 -2.0 0% 0% n=6 n=6 mm mm mm mm Preliminary data - *MRI available for 4 of 6 VRDN-001 10 mg/kg treated patients, 4 of 6 VRDN-001 3 mg/kg treated patients. **2 patients with CAS of 0 at baseline excluded 19 from calculation. ***Includes only participants who had diplopia present at baseline. Diplopia was present at baseline in 5 of 12 VRDN-001 treated patients; 2 in 3 mg/kg cohort, and 3 in 10 mg/kg cohort. Source: Viridian clinical data on file. IV = intravenous, TED = thyroid eye disease.

VRDN-001 IV was well tolerated in chronic TED Reported adverse events occurring in ≥ 10% of patients VRDN-001 Placebo 10 & 3 mg/kg (n=5), n (n=13*), n 2 (15%) 0 (0%) Back pain 2 (15%) 0 (0%) Muscle spasms Headache 1 (8%) 2 (40%) 0 (0%) 1 (20%) Ear discomfort 0 (0%) 1 (20%) Fatigue 0 (0%) 1 (20%) Flatulence 0 (0%) 1 (20%) Pruritus No serious adverse events (SAEs); no hearing impairment or hyperglycemia events Preliminary data are as of data cut-off of May 30, 2023. th 20 *Though not evaluable at week 6 for clinical activity, the 7 patient randomized in the 3 mg/kg cohort who discontinued the trial prior to week 6 due to leaving the country for a family emergency was followed for safety until their discontinuation. Source: Viridian clinical data on file. IV = intravenous, TED = thyroid eye disease.

VRDN-001 IV clinical experience to-date informs exposures of VRDN-003 expected to produce clinical benefit VRDN-001 IV Pharmacokinetics 250 Projected Projected Projected Projected 200 AUC AUC Dose C C min avg (µg*day/mL) (µg*day/mL) (µg/mL) (µg/mL) (5-doses) (8-doses) 150 20 mg/kg IV 20 mg/kg 105 219 23,000 38,000 C min 100 (20 mg/kg IV) 10 mg/kg IV C min 10 mg/kg 52 107 11,300 18,600 50 (10 mg/kg IV) 3 mg/kg IV C min (3 mg/kg IV) 0 3 mg/kg 13 30 3,200 5,200 20 mg/kg IV exposure range (Cmin to Cavg) 10 mg/kg IV exposure range (Cmin to Cavg) 3 mg/kg IV exposure range (Cmin to Cavg) * VRDN-001 IV PK based on 5 doses and 15 weeks. 21 Source: Viridian clinical and modeling data on file. AUC = area under the curve, IV = intravenous. Concentration (μg/mL)

VRDN-003 demonstrates exposures associated with VRDN- 001 IV clinical response VRDN-003 PK Modeling 250 003 Q2W 24 wks Projected Projected Projected 003 Q4W 24 wks Dose AUC C (µg/mL) C (µg/mL) 200 min avg 003 Q8W 24 wks (µg*day/mL) 150 Clinically Q2W 136 116 19,500 active C min range of 100 (20 mg/kg IV) VRDN-001 exposures Q4W 54 62 10,400 C min 50 (10 mg/kg IV) C min (3 mg/kg IV) 0 Q8W 14 35 5,800 0 10 20 Convenient dosing regimens including Q8W reach concentrations associated with VRDN-001 clinical efficacy PK modeling used a 2-compartment model, loading dose of 600 mg, and subsequent doses of 300 mg/doses at specified intervals for 24 weeks. Source: Viridian clinical and modeling data on file. AUC = area under the curve, IV = intravenous, PK = pharmacokinetics, Q2W = every two weeks, Q4W = every four 22 weeks, Q8W = every eight weeks. Concentration (μg/mL)

VRDN IGF-1 levels post-dosing VRDN-003 Phase 1 Healthy Volunteers VRDN-001, VRDN-002, VRDN-003 (IV) (SC & IV) VRDN-001 3 mg/kg VRDN-001 10 mg/kg VRDN-001 20 mg/kg 6 6 VRDN-003 SC 300 mg Placebo VRDN-003 SC 600 mg VRDN-002 3 mg/kg VRDN-003 5 mg/kg IV 4 4 VRDN-002 10 mg/kg VRDN-003 15 mg/kg IV VRDN-002 20 mg/kg Placebo PBO SC 2 2 PBO IV VRDN-003 5 mg/kg VRDN-003 15 mg/kg 0 0 Placebo 0 5 10 15 20 0 20 40 60 80 Time (day) Time (day) Data out to day 70 Data out to day 21 Source: Viridian clinical data on file. 23 IGF-1 = insulin-like growth factor 1, IV = intravenous, PBO = placebo, SC = subcutaneous. Fold Change IGF-1 IGF-1 (Fold change from baseline)